Exhibit 99.3

Broking Division

Combined Financial Report

30 June 2013

Broking Division

Directors’ Report

For the year ended 30 June 2013

The Directors of Wesfarmers Insurance Investments Pty Ltd (the “Company” or “WIIPL”) present their Combined Financial Report of the insurance broking and premium funding operations of the Wesfarmers Group, being the combination of the entities listed below, (together the “Group” or “the Broking Division”) for the financial year ended 30 June 2013 and the auditor’s report thereon.

Crombie Lockwood (NZ) Limited	OAMPS Gault Armstrong Pty Ltd

Monument Finance Limited	OAMPS Insurance Brokers Ltd

Monument Insurance (NZ) Limited	OAMPS Sports Services Pty Limited

Offshore Market Placements Limited	OMP Insurance Brokers Ltd

OAMPS Life Solutions Ltd	Wideland Insurance Brokers Pty Ltd

Australian Taxi Insurance Underwriting Agency Pty Ltd	ZIB Group Holdings Company Limited

Bakop Pty Ltd	ZIB Holdings Pty Limited

MIB Insurance Brokers Pty Ltd	ZIB Insurance Brokers Holding Limited

Fraser MacAndrew Ryan Limited	ZIB Insurance Trust

Gault Armstrong Kemble Pty Ltd	QRL Insurance Finance Agency Pty Ltd

Gault Armstrong SARL (Noumea)	OAMPS (UK) Limited

Hill’s Environmental Limited	OAMPS Special Risks Ltd

Wesfarmers Broking (NZ) Limited	OHES Environmental Limited

Lumley Finance (NZ) Limited	OAMPS Ltd

WI Premium Funding Limited	ZIB Credit Trust (disposed December 2011)

It is noted that this combined financial report has been prepared for the sole purpose of the proposed divestment of the Broking Division by Wesfarmers Limited (“Wesfarmers”). Comparative information has been presented for the years ended 30 June 2012 and 30 June 2011.

1.	Principal activities

The Broking Division is primarily involved in the provision of insurance broking and premium funding services.

2.	Operating and financial review

The net profit of the Broking Division after income tax for the financial year was $51,147 thousand (2012: $45,419 thousand and 2011: $33,471 thousand).

3.	Events subsequent to reporting date

In January 2014 the Broking Division acquired the TCIS business in Australia for approximately A$3 million.

There has not been any other item, transaction or event of a material and unusual nature likely, in the opinion of the Directors of the Company, to affect significantly the operations of the Broking Division, the results of those operations, or the state of affairs of the Broking Division, in future financial years.

No dividends have been paid or declared since the end of the 30 June 2013 financial year.

4.	Likely developments

Further information about likely developments in the operations of the Broking Division and the expected results of those operations in future financial years has not been included in this report because disclosure of the information would be likely to result in unreasonable prejudice to the Broking Division.

5.	Environmental regulation

The Broking Division is not subject to significant environmental regulation under Commonwealth or State Laws.

Broking Division

Directors’ Report (continued)

For the year ended 30 June 2013

6.	Rounding off

Amounts in the combined financial statements and Directors’ report have been rounded off to the nearest thousand dollars, unless otherwise stated.

/s/ Anthony Natale Gianotti Anthony Natale Gianotti Director
Wesfarmers Insurance Investments Pty Ltd
Sydney 7 April 2014

Broking Division

Combined Statement of Comprehensive Income1

For the year ended 30 June 2013

	Note	2013 ‘000	2012 ‘000	2011 ‘000
Revenue	5	331,129	301,605	257,689

Employee benefits expense	5	148,858	134,705	118,916
Depreciation expense	5	4,615	4,311	2,762
Amortisation expense		12,138	11,910	10,050
Marketing expenses	5	3,191	2,957	2,708
Occupancy and office expenses	5	18,724	16,384	16,092
Commission expense	5	20,797	17,250	13,092
Finance expenses		19,389	20,045	18,898
Other expenses	5	31,746	29,424	27,305

Profit before income tax		71,671	64,619	47,866

Income tax expense		20,524	19,200	14,395

Profit after income tax		51,147	45,419	33,471

Net profit for the year		51,147	45,419	33,471

Other comprehensive income
Items that may be subsequently reclassified to profit and loss Exchange differences on translation of foreign operations		7,602	2,663	5,355

Total comprehensive income		58,749	48,082	38,826

[1]	The Combined Statement of Comprehensive Income comprises the combination of the entities listed at note 1.

The notes are an integral part of these financial statements.

The combined financial information above may not be representative of future results, for example the historical capital structure does not reflect the future capital structure.

Future interest income and expense, certain operating costs, tax charges and dividends may be significantly different from those that arose from being wholly owned by Wesfarmers.

The information on earnings per share for the Group is not presented, as the companies do not form a statutory group, hence the Group has no historical capital structure.

Broking Division

Combined Statement of Financial Position1

As at 30 June 2013

	Note	2013 ‘000	2012 ‘000	2011 ‘000
Assets
Current assets
Cash and cash equivalents	6a	297,725	255,563	213,932
Trade and other receivables	7	570,332	508,230	445,167
Other current assets		4,090	3,145	2,598

Total current assets		872,147	766,938	661,697

Non-current assets
Property, plant and equipment		17,785	13,689	11,153
Identifiable intangible assets	8	58,358	66,574	65,648
Goodwill	8	491,275	468,029	432,802
Receivables	7	49,909	49,892	51,254

Total non-current assets		617,327	598,184	560,857

Total assets		1,489,474	1,365,122	1,222,554

Liabilities
Current liabilities
Trade and other payables	9	526,581	484,129	423,510
Borrowings	10	448,383	412,054	380,634
Current tax liabilities		6,410	12,084	9,764
Provisions		23,883	21,846	13,284
Other current liabilities		4,830	4,174	4,639

Total current liabilities		1,010,087	934,287	831,831

Non-current liabilities
Provisions		697	870	890
Deferred tax liabilities		14,394	17,438	16,976
Other non-current liabilities		3,274	8,981	11,067

Total non-current liabilities		18,365	27,289	28,933

Total liabilities		1,028,452	961,576	860,764

Net assets		461,022	403,546	361,790

Equity
Owner’s net investment		385,605	335,731	296,638
Accumulated other comprehensive income		75,417	67,815	65,152

Total equity		461,022	403,546	361,790

[1]	The Combined Statement of Financial Position comprises the combination of the entities listed at note 1.

The notes are an integral part of these financial statements.

Broking Division

Combined Statement of Changes in Equity1

For the year ended 30 June 2013

	Accumulated other comprehensive income	Owner’s net investment	Total equity
	‘000	‘000	‘000
Balance at 1 July 2012	67,815	335,731	403,546
Comprehensive income for the period
Profit for the period	—	51,147	51,147
Other comprehensive income
Exchange differences on translation of foreign operations	7,602	—	7,602

Total comprehensive income for the period	7,602	51,147	58,749

Transactions with owners, recorded directly in equity
Dividends to equity holders	—	(1,273)	(1,273)

Balance at 30 June 2013	75,417	385,605	461,022

Balance at 1 July 2011	65,152	296,638	361,790
Comprehensive income for the period
Profit for the period	—	45,419	45,419
Other comprehensive income
Exchange differences on translation of foreign operations	2,663	—	2,663

Total comprehensive income for the period	2,663	45,419	48,082

Transactions with owners, recorded directly in equity
Dividends to equity holders	—	(6,326)	(6,326)

Balance at 30 June 2012	67,815	335,731	403,546

Balance at 1 July 2010	59,797	267,970	327,767
Comprehensive income for the period
Profit for the period	—	33,471	33,471
Other comprehensive income
Exchange differences on translation of foreign operations	5,355	—	5,355

Total comprehensive income for the period	5,355	33,471	38,826

Transactions with owners, recorded directly in equity
Dividends to equity holders	—	(4,803)	(4,803)

Balance at 30 June 2011	65,152	296,638	361,790

[1]	The Combined Statement of Changes in Equity comprises the combination of the entities listed at note 1.

The notes are an integral part of these financial statements.

Broking Division

Combined Statement of Cash Flows1

For the year ended 30 June 2013

	Note	2013	2012	2011
		‘000	‘000	‘000
Cash flows from operating activities
Cash receipts from customers		308,939	280,500	259,755
Cash paid to underwriters, suppliers and employees		(213,731)	(181,798)	(176,369)

Cash generated from operations		95,208	98,702	83,386
Interest received		17,472	14,682	13,767
Net premium funding loan advances		(15,035)	(14,762)	(17,792)
Net premium funding borrowings		4,276	10,472	10,633
Borrowing costs		(3,672)	(3,710)	(3,400)
Income tax paid		(29,242)	(19,897)	(15,718)

Net cash from operating activities	6b	69,007	85,487	70,876

Cash flows from investing activities
Purchase of property, plant and equipment and intangibles		(9,754)	(6,180)	(5,125)
Proceeds from sale of investment		—	—	9,869
Acquisition of businesses, net of cash acquired	6c	(19,857)	(33,700)	(32,489)

Net cash used in investing activities		(29,611)	(39,880)	(27,745)

Cash flows from financing activities
(Repayment of)/proceeds from borrowings		(4,253)	1,109	1,840
Distributions		(1,273)	(6,326)	(4,803)

Net cash used in financing activities		(5,526)	(5,217)	(2,963)

Net increase in cash and cash equivalents		33,870	40,390	40,168
Net foreign exchange difference		8,292	1,241	(6,043)
Cash and cash equivalents at beginning of period		255,563	213,932	179,807

Cash and cash equivalents at end of period	6a	297,725	255,563	213,932

[1]	The Combined Statement of Cash Flows comprises the combination of the entities listed at note 1.

The notes are an integral part of these financial statements.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

1.	General information

The Combined Financial Report comprises the combination of the following entities on 100 per cent terms (together “the Group” or “the Broking Division”):

Crombie Lockwood (NZ) Limited	OAMPS Gault Armstrong Pty Ltd

Monument Finance Limited	OAMPS Insurance Brokers Ltd

Monument Insurance (NZ) Limited	OAMPS Sports Services Pty Limited

Offshore Market Placements Limited	OMP Insurance Brokers Ltd

OAMPS Life Solutions Ltd	Wideland Insurance Brokers Pty Ltd

Australian Taxi Insurance Underwriting Agency Pty Ltd	ZIB Group Holdings Company Limited

Bakop Pty Ltd	ZIB Holdings Pty Limited

MIB Insurance Brokers Pty Ltd	ZIB Insurance Brokers Holding Limited

Fraser MacAndrew Ryan Limited	ZIB Insurance Trust

Gault Armstrong Kemble Pty Ltd	QRL Insurance Finance Agency Pty Ltd

Gault Armstrong SARL (Noumea)	OAMPS (UK) Limited

Hill’s Environmental Limited	OAMPS Special Risks Ltd

Wesfarmers Broking (NZ) Limited	OHES Environmental Limited

Lumley Finance (NZ) Limited	OAMPS Ltd

WI Premium Funding Limited	ZIB Credit Trust (disposed December 2011)

The ultimate parent company of the Group is Wesfarmers, a listed company on the Australian Securities Exchange (“ASX”). All entities making up the Broking Division are wholly owned by Wesfarmers. The Broking Division has not in the past formed a separate legal group.

This Combined Financial Report was prepared by and is the responsibility of the Directors of Wesfarmers Insurance Investments Pty Ltd, in the context of a contemplated carve out transaction of the Broking Division from Wesfarmers. The combined financial information presented here reflects the entities, assets and liabilities that could be carved out from Wesfarmers and have not been adjusted to reflect the final characteristics of the proposed transaction.

The Combined Financial Report has been prepared in accordance with the basis of preparation set out below.

Because of the conventions used to prepare the Combined Financial Report as described below, the Combined Financial Report is not necessarily identical to consolidated financial statements that would have been issued if the carve-out had taken place in the past. Further, they do not take into account potential consequences of the carve-out transaction, such as any potential tax consequences of any future financial transaction or potential parent company equity contribution.

The Broking Division is primarily involved in the provision of insurance broking and premium funding services.

2.	Basis of preparation

The Broking Division is not a reporting entity and the Combined Financial Report of the Broking Division for the year ended 30 June 2013 has been drawn up as a special purpose financial report for the purpose of presenting the combined financial position, performance and cash flows of the Broking Division for the purposes of its proposed divestment by Wesfarmers.

The Combined Financial Report therefore incorporates financial information previously included in the financial statements of Wesfarmers.

This special purpose Combined Financial Report has been prepared in accordance with the recognition, measurement and classification requirements of all Australian Accounting Standards (AASBs) issued by the Australian Accounting Standards Board (AASB), except that the Broking Division does not constitute a group as defined in AASB 127

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

2.	Basis of preparation (continued)

Consolidated and Separate Financial Statements.

Except for AASB 101 Presentation of Financial Statements; AASB 107 Cash Flow Statements; AASB 108 Accounting Policies, Changes in Accounting Estimates and Errors and AASB 1031 Materiality, the Combined Financial Report does not include the presentation and disclosure requirements of all AASBs.

The Combined Financial Report has been prepared on the historical cost basis.

The Combined Financial Report is presented in Australian dollars, which is the reporting currency of Wesfarmers. All financial information presented in Australian dollars has been rounded to the nearest thousand unless otherwise stated.

(a)	Basis of combination

The Broking Division has not previously been required to prepare standalone consolidated financial statements and hence no such financial information has previously been presented. As a result the Combined Financial Report has been prepared by combining the applicable financial information that was prepared for the purposes of the Wesfarmers consolidation. Accordingly, assets and liabilities are reflected at their carrying amounts reported in the consolidated financial statements of Wesfarmers. The only goodwill recognised is any existing goodwill recognised in the consolidated financial statements of Wesfarmers relating to any of the combined entities. Internal transactions within the Broking Division have been eliminated in preparing the Combined Financial Report.

The principal accounting policies of Wesfarmers that have been applied to the Combined Financial Report are described below. These policies have been applied consistently for all periods presented.

As the Broking Division has not in the past formed a separate legal group, it is not possible to show share capital or an analysis of reserves for the Broking Division. The net assets of the Broking Division are represented by the cumulative investment of Wesfarmers in the Broking Division (shown as “owners’ net investment” and “accumulated other comprehensive income”).

The information on earnings per share for the Broking Division has not been presented, as the companies do not form a statutory group, hence the Broking Division has no historical capital structure.

All cash and other movements in capital amounts, being dividends and other distribution made by the Broking Division companies to Wesfarmers and other Wesfarmers companies have been reflected in the Combined Statement of Cash Flows and in the Combined Statement of Changes in Equity as “Distributions”.

All entities making up the Broking Division have been included in the Combined Financial Report from the date control was obtained by Wesfarmers and as if the acquisition had been performed by the Broking Division and financed by a contribution from Wesfarmers. Any entities disposed of by the Broking Division have been included in the financial results of the Broking Division up to the date of disposal.

For the purpose of preparing the Combined Financial Report no adjustments have been made to administration and other costs recharged by Wesfarmers as a result of existing arrangements within the Wesfarmers Group. Accordingly, costs recharged by Wesfarmers during the periods presented are not necessarily representative of the position that may prevail in the future.

Wesfarmers has historically managed financing needs and cash flow surpluses for the Wesfarmers Group through its financing function and a cash pooling mechanism. For the purposes of the Combined Financial Report, such centrally managed financing and cash pooling has been allocated to the Broking Division and reflected in the Combined Financial Report as cash and cash equivalents or borrowing where appropriate.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

2.	Basis of preparation (continued)

(a)	Basis of combination (continued)

The interest income and expense recorded in the Combined Financial Report has been affected by the existing financing arrangement with Wesfarmers and is not necessarily representative of the interest charges that would have been reported had the Broking Division been an independent group. In addition, the interest income and expense recorded in the Combined Financial Report is not necessarily representative of the interest income and expense that may arise in the future.

Tax charges in the Combined Financial Report have been determined based on the tax charges recorded in the financial statements of the individual entities making up the Broking Division. For certain entities these included adjustments made for Wesfarmers’ tax consolidation purposes. The tax charges recorded in the Combined Financial Report have been affected by the taxation arrangements within Wesfarmers and are not necessarily representative of the tax charges that would have been reported had the Broking Division been an independent group.

(b)	Going Concern

The Broking Division had net current liabilities of $137,940,000 at 30 June 2013 (30 June 2012: $167,349,000, 30 June 2011: $170,134,000). As disclosed in note 10, current liabilities include $448,383,000 of borrowings from Wesfarmers (2012: $412,054,000, 2011: $380,634,000).

Wesfarmers has undertaken that loans and financial facilities granted to its subsidiaries will not be demanded or withdrawn in circumstances that would result in its subsidiary companies not being able to pay their debts as and when they fall due. Furthermore, on the completion of the proposed carve-out transaction, Broking Division’s borrowings with Wesfarmers are expected to be restructured via a combination of debt repayment, equity injections and securitisation to ensure the Broking Division entity has sufficient working capital to meet its debts as and when they fall due.

On the above basis, the Directors consider the going concern assumption is a valid basis to prepare the combined financial statements.

(c)	Use of estimates and judgements

The preparation of combined financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised and in any future periods affected.

The key estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of certain assets and liabilities within the next annual reporting period are:.

Impairment of assets including goodwill and intangibles with indefinite useful lives

Goodwill and intangibles with indefinite useful lives are tested for impairment at least on an annual basis. This requires an estimation of the recoverable amount of the cash generating units to which the goodwill and intangibles with indefinite useful lives are allocated. The recoverable amounts of the cash generating units have been determined using cash flow projections, as well as other supplementary information, based on an appropriate valuation model which incorporates the Broking Division’s corporate plans covering a five-year period.

A reasonably possible change in the assumptions used in the estimation of recoverable amount would not give rise to a material impairment being recognised.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

2.	Basis of preparation (continued)

(c)	Use of estimates and judgements (continued)

Estimation of useful lives of assets

Useful lives and residual value of property, plant and equipment are reviewed annually. Judgement is applied in determining the useful lives of property, plant and equipment. These judgements are supported by consultation with internal technical experts. Any reassessment of useful lives and residual value in a particular year will affect depreciation and amortisation expense (either increasing or decreasing) from the date of reassessment through to the end of the reassessed useful life for both the current and future years.

Useful lives of intangible assets with finite lives are reviewed annually. Any reassessment of useful lives in a particular year will affect the amortisation expense (either increasing or decreasing) through to the end of the reassessed useful life for both the current and future years.

Long service leave

Management judgement is applied in determining the following key assumptions used in the calculation of long service leave at balance date:

•	future increases in salaries and wages;

•	future on-cost rates; and

•	experience of employee departures and period of service.

Impairment of financial assets including trade receivables

At the end of each reporting period, it is assessed whether there is any objective evidence that an item in the Group’s financial assets might be impaired.

Criteria applied by the Group in stating that there is objective evidence of impairment:

•	issuer’s or debtor’s considerable financial problems;

•	breach of contract terms, such as neglecting payments or payments long overdue; and

•	high probability of bankruptcy or other financial restructuring of debtor.

3.	Significant accounting policies

The accounting policies set out below have been applied consistently to all periods presented in these combined financial statements.

(a)	Acquisitions

Subsequent to 1 July 2009

Business combinations are accounted for using the acquisition method as at the acquisition date, which is the date on which control is achieved. Control is the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, all relevant facts and circumstances are considered.

Goodwill is measured at the acquisition date as:

•	The fair value of the consideration transferred; plus

•	The recognised amount of any non-controlling interest in the acquiree; plus if the business combination is achieved in stages, the fair value of the existing equity interest in the acquiree; less

•	The net recognised amount (generally fair value) of the identifiable assets acquired and liabilities assumed.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(a)	Acquisitions (continued)

Costs related to the acquisition, other than those associated with the issue of debt or equity securities that are incurred in connection with a business combination, are expensed as incurred. Any contingent consideration payable is recognised at fair value at the acquisition date. Otherwise subsequent changes to the fair value of the contingent consideration are recognised in the combined statement of comprehensive income.

Prior to 1 July 2009

Business combinations were accounted for using the purchase method.

(b)	Foreign currency

(i)	Foreign currency transactions

Each entity within the Group determines its own functional currency. Transactions in foreign currencies are initially recorded in the functional currency by applying the exchange rates ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the foreign exchange rate at that date.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate as at the date of the initial transaction. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.

(c)	Financial instruments

(i)	Non-derivative financial assets

Loans and receivables and deposits are initially recognised on the date that they are originated. All other financial assets (including assets designated at fair value through profit or loss) are recognised initially on the trade date at which the Group becomes a party to the contractual provisions of the instrument.

A financial asset is derecognised when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained is recognised as a separate asset or liability.

Financial assets and liabilities are offset and the net amount presented in the combined statement of financial position when, and only when, there is a legal right to offset the amounts and intends to either settle on a net basis or to realise the asset and settle the liability simultaneously.

Non-derivative financial assets comprise loans and receivables and cash and cash equivalents.

Loans and receivables

Loans and receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are recognised initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition loans and receivables are measured at amortised cost using the effective interest method, less any impairment losses. The objective is to hold the assets in order to collect the cash specified in the contract and to collect principals and interests on any outstanding loans due as specified in the contract.

Loans and receivables comprise trade and other receivables (see note 7).

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(c)	Financial instruments (continued)

Cash and cash equivalents

Cash and cash equivalents comprise cash balances and deposits with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to insignificant risk of changes in value. Bank overdrafts that are repayable on demand and form an integral part of cash management are included as a component of cash and cash equivalents for the purposes of the combined statement of cash flows.

(ii)	Non-derivative financial liabilities

Debt securities issued and subordinated liabilities are initially recognised on the date that they are originated. All other financial liabilities are recognised initially on the trade date when the contractual provisions of the instrument apply. A financial liability is derecognised when its contractual obligations are discharged or cancelled or expire. Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, there is both a legal right to offset the amounts and the intention either to settle on a net basis or to realise the asset and settle the liability simultaneously.

Non-derivative financial liabilities comprise loans and borrowings and trade and other payables.

Such financial liabilities are recognised initially at fair value plus any directly attributable transaction costs. Subsequent to initial recognition these financial liabilities are measured at amortised cost using the effective interest rate method.

(d)	Property, plant and equipment

(i)	Recognition and measurement

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses.

Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials and direct labour, any other costs directly attributable to bringing the asset to a working condition for its intended use, and the costs of dismantling and removing the items and restoring the site on which they are located. Purchased software that is integral to the functionality of the related equipment is capitalised as part of that equipment.

When parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items (major components) of property, plant and equipment.

Gains and losses on disposal of an item of property, plant and equipment are determined by comparing the proceeds from disposal with the carrying amount of property, plant and equipment and are recognised net within “other expense” in the combined statement of comprehensive income.

(ii)	Subsequent costs

The cost of replacing part of an item of property, plant and equipment is recognised in the carrying amount of the item if it is probable that the future economic benefits embodied within the part will flow to the entity and its cost can be measured reliably. The carrying amount of the replaced part is derecognised. The costs of the day-to-day repairs and maintenance of property, plant and equipment are recognised in the combined statement of comprehensive income as incurred.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(iii)	Depreciation

Depreciation is calculated over the depreciable amount, which is the cost of an asset, or other amount substituted for cost, less its residual value.

Depreciation is recognised on a straight-line basis over the estimated useful lives of each part of an item of property, plant and equipment. Leased assets are depreciated over the shorter of the lease term and their useful lives.

The estimated useful lives for the current and comparative periods are as follows:

• Computer software and equipment	2-10 years
• Office furniture and equipment	4-10 years
• Leasehold improvements	3-10 years
• Motor Vehicles	4-8 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

(e)	Intangible assets

(i)	Goodwill

Goodwill acquired in a business combination is initially measured as the cost of the business combination being the excess of the consideration transferred over the fair value of the net identifiable assets acquired and liabilities assumed. If this consideration transferred is lower than the fair value of the net identifiable assets of the subsidiary acquired, the difference is recognised in the profit and loss.

Goodwill is subsequently measured at cost less accumulated impairment losses.

(ii)	Other intangible assets

Intangible assets acquired separately or in a business combination are initially measured at cost. The cost of an intangible asset acquired in a business combination is its fair value at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation and any impairment losses.

The useful lives of intangible assets are assessed to be either finite or indefinite.

(iii)	Amortisation

Intangible assets with finite lives are amortised over their useful life and tested for impairment whenever there is any indication that the intangible asset may be impaired.

Amortisation is recognised in the combined statement of comprehensive income on a straight-line basis from the date that they are available for use. The amortisation period and the amortisation method are reviewed at least at each financial year end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for prospectively by changing the amortisation period or method, as appropriate, which is a change in accounting estimate. The estimated useful lives for the current and comparative periods are as follows:

• Customer relationships	10 years

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(f)	Leased assets

Leases in terms of which substantially all the risks and rewards of ownership are assumed are classified as finance leases. Upon initial recognition the leased asset is measured at an amount equal to the lower of its fair value and the present value of the minimum lease payments. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognised in finance costs in the combined statement of comprehensive income.

Operating lease payments are recognised as an operating expense in the combined statement of comprehensive income on a straight-line basis over the lease term. Operating lease incentives are recognised as a liability when received and subsequently reduced by allocating lease payments between rental expense and reduction of the liability.

(g)	Impairment

(i)	Financial assets (including receivables)

A financial asset not carried at fair value through profit of loss is assessed at each reporting date to determine whether there is any objective evidence that it is impaired. A financial asset is considered to be impaired if objective evidence indicates that one or more events have had a negative effect on the estimated future cash flows of that asset.

An impairment loss in respect of a financial asset measured at amortised cost is calculated as the difference between its carrying amount, and the present value of the estimated future cash flows discounted at the original effective interest rate.

Individually significant financial assets are tested for impairment on an individual basis. The remaining financial assets are assessed collectively in groups that share similar credit risk characteristics.

Losses are recognised in the combined statement of comprehensive income and reflected in an allowance account against receivables.

Interest on the impaired asset continues to be recognised through the unwinding of the discount. When a subsequent event causes the amount of impairment loss to decrease, the decrease in impairment loss is reversed through the combined statement of comprehensive income.

(ii)	Non-financial assets

The carrying amounts of non-financial assets, other than deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists then the asset’s recoverable amount is estimated. For goodwill and intangible assets that have indefinite useful lives or that are not yet available for use, the recoverable amount is estimated each year at the same time.

An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash-generating unit”).

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(ii)	Non-financial assets (continued)

Subject to an operating segment ceiling test, for the purpose of goodwill impairment testing, CGUs to which goodwill has been allocated are aggregated so that the level at which impairment is tested reflects the lowest level at which goodwill is monitored for internal reporting purposes. Goodwill acquired in a business combination is allocated to groups of CGUs that are expected to benefit from the synergies of the combination.

An impairment loss is recognised if the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment losses are recognised in the combined statement of comprehensive income. Impairment losses recognised in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to the units and then to reduce the carrying amounts of the other assets in the unit (group of units) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognised in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

(h)	Employee benefits

(i)	Long-term employee benefits

The net obligation in respect of long-term employee benefits is the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value, and the fair value of any related assets is deducted. The discount rate is the yield at the reporting date on Commonwealth Government bonds that have maturity dates approximating the terms of the obligations and that are denominated in the same currency in which the benefits are expected to be paid. The calculation is performed using the projected unit credit method. Any actuarial gains or losses are recognised in the combined statement of comprehensive income in the period in which they arise.

(ii)	Short-term benefits

Short-term employee benefit obligations such as wages, salaries and annual leave, are measured on an undiscounted basis and are expensed as the related service is provided.

A liability is recognised for the amount expected to be paid under short-term cash bonus or profit-sharing plans if a present legal or constructive obligation exists to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

(iii)	Termination benefits

Termination benefits are recognised as an expense when there is a demonstrable commitment, without realistic possibility of withdrawal, to a formal detailed plan to either terminate employment before the normal retirement date, or to provide termination benefits as a result of an offer made to encourage voluntary redundancy. Termination benefits for voluntary redundancies are recognised as an expense if an offer of voluntary redundancy has been made, it is probable that the offer will be accepted, and the number of acceptances can be estimated reliably.

(iv)	Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution plans are recognised as an employee benefit in the combined statement of comprehensive income in the periods during which services are rendered by employees.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(i)	Provisions

A provision is recognised if, as a result of a past event, a present legal or constructive obligation exists that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognised as a finance cost.

Site restoration

Where an operating property lease contains a requirement to return the premises to the original condition upon exit, a provision to cover the estimated present value of the costs, is recognised, when the obligation becomes probable.

(j)	Revenue

Revenue is recognised and measured at the fair value of the consideration received or receivable to the extent that the economic benefits will be realised and the revenue can be reliably measured. When a transaction is conducted in the capacity of an agent rather than as the principal, the revenue recognised is the net amount of commission made. The following specific recognition criteria must also be met before revenue is recognised:

(i)	Commission and brokerage fees

Commission and brokerage fees are recognised at “inception date”. This is the date on which the underlying insurance policy incepts.

(ii)	Premium funding income

Premium funding income, being interest based, is recognised on a time-proportion basis using the effective interest method.

(iii)	Interest

Interest revenue is recognised as interest accrues using the effective interest method.

(iv)	Dividends

Dividend revenue is recognised in the combined statement of comprehensive income on the date that the right to receive payment is established.

(k)	Finance costs

Finance costs comprise interest expense on borrowings, unwinding of the discount on provisions and impairment losses recognised on financial assets (other than trade receivables). Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognised in the combined statement of comprehensive income using the effective interest method.

(l)	Income tax

Tax consolidation

Wholly owned Australian resident entities within the Group are part of Wesfarmers’ tax consolidated group with effect from 1 July 2002. Wesfarmers is the head entity of the tax consolidated group. Members of the group have entered into a tax sharing agreement, which provides for the allocation of income tax liabilities between the entities should the head entity default on its tax payment obligations. At the balance date, the possibility of default is considered remote.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

Income tax (continued)

Tax effect accounting by members of the tax consolidated group

Current tax, deferred tax liabilities and deferred tax assets arising from temporary differences are allocated to members of the tax consolidated group using a group allocation approach. In this regard temporary differences are measured with reference to the carrying amount of assets and liabilities in the consolidated financial statements of Wesfarmers and the tax values within the tax consolidated group. Any current tax liabilities or assets and unused tax losses of the member entity are assumed by the head entity of the tax consolidated group and are recognised as amounts payable to / (receivable from) the parent entity in accordance with the tax funding arrangement in place. Any difference in these amounts is recognised by the member entity as an equity contribution from or distribution to the head entity.

Tax effect accounting by entities outside the tax consolidated group

Income tax expense comprises current and deferred tax. Current and deferred tax are recognised in the combined statement of comprehensive income except to the extent that it relates to items recognised directly in equity or in other comprehensive income.

Current tax is the expected tax recoverable from or payable to the taxation authorities based on the current period’s taxable income, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognised for the following temporary differences:

•	the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•	differences relating to investments in subsidiaries and associates and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future; and

•	differences arising on the initial recognition of goodwill.

Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realised simultaneously.

A deferred tax asset is recognised for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilised. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realised.

(m)	Goods and services tax

Revenue, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the ATO. In these circumstances, the GST is recognised as part of the cost of acquisition of the asset or as part of the expense.

Receivables and payables are stated with the amount of GST included. The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or liability in the combined statement of financial position.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

3.	Significant accounting policies (continued)

(m)	Goods and services tax (continued)

Cash flows are included in the combined statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.

Commitments and contingencies are disclosed net of the amount of GST recoverable from, or payable to the ATO.

(n)	New standards and interpretations

(i)	New and revised Accounting Standards and Interpretations

All new and amended Australian Accounting Standards and Interpretations, issued by the Australian Accounting Standards Board (‘the AASB’), mandatory as of 1 July 2012 have been adopted. The adoption of new standards and interpretations has not resulted in a material change to the financial performance or position of the Group.

(ii)	Accounting Standards and Interpretations issued but not yet effective

The following standards, amendments to standards and interpretations have been identified as those which may impact the entity in the period of initial application. They are available for early adoption at 1 July 2013, but have not been adopted by the Group:

•	AASB 9 Financial Instruments includes requirements for the classification and measurement of financial assets. It was further amended by AASB 2010-7 to reflect amendments to the accounting for financial liabilities. These requirements improve and simplify the approach for classification and measurement of financial assets compared with the requirements of AASB 139. The main changes are described below.

(a)	Financial assets can be designated and measured at fair value through profit or loss at initial recognition if doing so eliminates or significantly reduces a measurement or recognition inconsistency that would arise from measuring assets or liabilities, or recognising the gains and losses on them, on different bases.

(b)	Where the fair value option is used for financial liabilities the change in fair value is to be accounted for as follows:

•	The change attributable to changes in credit risk are presented in other comprehensive income (OCI)

•	The remaining change is presented in the combined statement of comprehensive income.

If this approach creates or enlarges an accounting mismatch in the combined statement of comprehensive income, the effect of the changes in credit risk are also presented in the combined statement of comprehensive income. The potential impact of the standard has yet to be determined.

•	AASB 13 Fair Value Measurement establishes a single source of guidance for determining the fair value of assets and liabilities. AASB 13 does not change when an entity is required to use fair value, but rather, provides guidance on how to determine fair value when fair value is required or permitted. Application of this definition may result in different fair values being determined for the relevant assets. AASB 13 also expands the disclosure requirements for all assets or liabilities carried at fair value. This includes information about the assumptions made and the qualitative impact of those assumptions on the fair value determined. The effect of this Standard is not anticipated to be material.

4.	Changes in Accounting Policies

There have been no changes in accounting policies and all policies have been applied on a consistent basis across the periods presented.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

5.	Revenue and expenses

	2013 ‘000	2012 ‘000	2011 ‘000
Revenue
Interest - Premium Funding (a)	59,266	52,490	43,620
Commission and fees - Broking (b)	254,451	231,206	196,006
Interest – Broking (b)	7,236	7,535	7,355
Other revenue – Broking (b)	10,176	10,374	10,708

	331,129	301,605	257,689

	2013 ‘000	2012 ‘000	2011 ‘000
Expenses (c)
Premium Funding (a)	37,994	33,512	27,573
Broking (b)	189,937	171,519	153,302

	227,931	205,031	180,875

(a)	Premium funding combines the following entities: WI Premium Funding Limited, Monument Insurance (NZ) Limited and Lumley Finance (NZ) Limited.
(b)	Broking combines all entities except those included in Premium funding.
(c)	Expenses exclude finance, amortisation and income tax expenses.

6a.	Cash and cash equivalents

	2013 ‘000	2012 ‘000	2011 ‘000
Cash at bank and on deposit	99,353	79,994	67,261
Broking trust accounts	198,372	175,569	146,671

	297,725	255,563	213,932

The cash held in the broking trust accounts is subject to trust account rules. It is used for the collection and dissemination of client monies to third parties and is not available for the Broking Division to fund general everyday operations. The balance includes undrawn fees and commission.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

6b.	Reconciliation of cash flows from operating activities

	2013	2012	2011
	‘000	‘000	‘000
Cash flows from operating activities
Profit for the year	51,147	45,419	33,471
Adjustments for:
Depreciation and amortisation	16,753	16,221	12,812
Interest on inter-company borrowings	15,717	16,335	15,498

(Increase)/decrease in assets:
Trade and other receivables	(102,816)	(104,345)	(85,601)
Other assets	(963)	815	7,268
Increase/(decrease) in liabilities:
Trade and other liabilities	96,799	95,276	67,915
Other liabilities	(5,052)	(2,551)	9,414
Provisions	1,864	8,542	790
Premium funding borrowings	4,276	10,472	10,633
Tax liabilities	(8,718)	(697)	(1,324)

Cash generated from operating activities	69,007	85,487	70,876

6c.	Acquisition of subsidiaries

	2013	2012	2011
	‘000	‘000	‘000
Net cash outflow on acquisition of businesses
Cash paid	1,237	23,590	29,847
Contingent consideration paid	18,992	10,110	2,642
Total cash consideration paid	20,229	33,700	32,489
Cash acquired	372	—	—

Acquisition of businesses, net of cash acquired	19,857	33,700	32,489

Net assets acquired on acquisition of businesses
Cash and cash equivalents	372	—	—
Property, plant & equipment	594	730	618
Identifiable intangible assets	59	12,370	15,919
Other assets	456	45	2,017
Trade and other payables	(17)	(640)	(225)
Deferred tax liabilities	(18)	(3,525)	(4,457)
Other liabilities	(304)	(405)	(386)

Fair value of identifiable net assets acquired	1,142	8,575	13,486

Fair value of total consideration	1,772	39,314	52,423

Goodwill arising on acquisition	630	30,739	38,937

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

7.	Trade and other receivables

	2013	2012	2011
	‘000	‘000	‘000
Current
Trade receivables	253,824	238,108	220,808
Allowance for doubtful debts	(1,283)	(1,270)	(1,247)
Other receivables	10,048	7,055	7,526

	262,589	243,893	227,087

Finance advances	308,296	264,714	218,507
Allowance for impairment	(553)	(377)	(427)

	570,332	508,230	445,167

Non—current
Related party	49,909	49,892	51,254

	49,909	49,892	51,254

The amounts receivable from related parties are non-interest bearing and are repayable on demand.

8.	Intangible assets and goodwill

	Goodwill	Customer relationships	Total
	‘000	‘000	‘000
2013
Cost	491,275	122,738	614,013
Accumulated Amortisation	—	(64,380)	(64,380)

Carrying amount at 30 June 2013	491,275	58,358	549,633

2012
Cost	468,029	116,377	584,406
Accumulated Amortisation	—	(49,803)	(49,803)

Carrying amount at 30 June 2012	468,029	66,574	534,603

2011
Cost	432,802	103,142	535,944
Accumulated Amortisation	—	(37,494)	(37,494)

Carrying amount at 30 June 2011	432,802	65,648	498,450

9.	Trade and other payables

	2013	2012	2011
	‘000	‘000	‘000
Current
Trade payables	486,887	443,950	391,554
Amounts payable to related parties	39,694	40,179	31,956

	526,581	484,129	423,510

The amounts payable to related parties are non-interest bearing and are repayable on demand.

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

10.	Borrowings

	2013	2012	2011
	‘000	‘000	‘000
Current: unsecured
Inter entity borrowings	158,233	152,374	137,090
Inter entity borrowings (a)	290,150	259,680	243,544

	448,383	412,054	380,634

(a)	This relates to a floating rate loan provided to the Broking Division to fund its acquisition of Crombie Lockwood Holdings in 2007 from an entity under common control at a rate of 3.80% (2012: 4.45%). The loan is unsecured with no specific repayment terms. The Group’s ultimate parent entity has confirmed that they will not recall their loans in circumstances that would result in the Broking Division not being able to pay their debts as and when they fall due.

11.	Auditors’ remuneration

2013
$’000
Audit services
Auditors of the Broking Division
Ernst & Young- Australia:
Audit of this financial report	162

162

12.	Contingencies and commitments

The Directors are of the opinion that provisions are not required in respect of these matters, as it is not probable that a future sacrifice of economic benefits will be required or the amount is not capable of reliable measurement.

The Broking Division had contingent liabilities at 30 June 2013 in respect of:

Claims

The Broking Division had various outstanding legal claims in the ordinary course of the business which the Directors have reviewed in detail. Having regard to all known facts at this time and with the necessary insurance policies in place at balance date, the Directors do not anticipate any material losses in respect of these contingent liabilities.

Guarantees

Guarantees given in respect of the performance of its contracts to third parties and leases of rental premises amounting to $852,217 (2012: $852,217).

Operating lease commitments

The Broking Division has entered into commercial leases on office, retail and distribution properties, motor vehicles and office equipment. The lease terms and implicit interest rates vary significantly. For the lease of buildings, the lease terms range from one year to 25 years and have various renewal or purchase options, escalation clauses, termination rights and residual liability clauses.

Future undiscounted minimum rentals payable under non-cancellable operating leases not included within this financial report were as follows:

	2013	2012	2011
	‘000	‘000	‘000
Within one year	9,532	8,315	9,255
Greater than one year but not more than five years	22,776	14,440	18,917
More than five years	1,542	1,749	366

	33,850	24,504	28,538

Broking Division

Notes to the Combined Financial Report

For the year ended 30 June 2013

12.	Contingencies and commitments (continued)

Capital commitments

Commitments arising from contracts for capital expenditure contracted for at balance date not included in this financial report were as follows:

	2013	2012	2011
	‘000	‘000	‘000
Within one year	558	311	711

	558	311	711

13.	Subsequent events

In January 2014 the Broking Division acquired the TCIS business in New Zealand for approximately A$3 million.

Other than the matter noted above and throughout these financial statements, there have been no events subsequent to balance date which would have a material effect on the Broking Division’s combined financial report at 30 June 2013.

Broking Division

Directors’ Declaration

For the year ended 30 June 2013

In accordance with a resolution of the Directors of Wesfarmers Insurance Investments Pty Ltd, I state that:

In the opinion of the Directors:

(a)	the Broking Division as defined in note 1 is not a reporting entity;

(b)	the combined financial statements and notes, set out on pages 4 to 24:

(i)	give a true and fair view of the combined financial position of the Broking Division as at 30 June 2013 and of its performance, as represented by the results of its operations and its cash flows, for the financial year ended on that date in accordance with the statement of compliance and basis of preparation described in Notes 2 and 3; and

(ii)	complying with Australian Accounting Standards (including the Australian Accounting Interpretations) to the extent described in Notes 2 and 3; and

(c)	there are reasonable grounds to believe that the Broking Division will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the Directors:

/s/ Anthony Natale Gianotti Anthony Natale Gianotti Director
Sydney 7 April 2014

Ernst & Young 11 Mounts Bay Road Perth WA 6000 Australia GPO Box M939 Perth WA 6843	Tel: +61 8 9429 2222 Fax: +61 8 9429 2436 ey.com/au

Independent auditor’s report to the Board of Directors of Wesfarmers Limited and Wesfarmers Insurance Investments Pty Ltd

We have audited the accompanying special purpose combined financial report of the Broking Division (“the division”), which comprises the combined statements of financial position as at 30 June 2013, 30 June 2012 and 30 June 2011, and the combined statements of comprehensive income, combined statements of changes in equity and combined statements of cash flows for the three years then ended, a summary of significant accounting policies, other explanatory notes of the entities described in Note 1 and the declaration of the directors of Wesfarmers Insurance Investments Pty Ltd.

Directors’ Responsibility for the Combined Financial Report

The directors of Wesfarmers Insurance Investments Pty Ltd are responsible for the preparation of the combined financial report and have determined that the basis of preparation described in Note 2 to the combined financial report is appropriate to meet the financial reporting requirements of the contemplated carve-out transaction and is appropriate to meet the needs of the directors. The directors are also responsible for such controls as they determine are necessary to enable the preparation of the combined financial report that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial report based on our audit. We conducted our audit in accordance with Australian Auditing Standards. Those standards require that we comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance about whether the combined financial report is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial report. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial report, whether due to fraud or error. In making those risk assessments, we consider internal controls relevant to the division’s preparation and fair presentation of the combined financial report in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the combined financial report.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Independence

In conducting our audit we have complied with the independence requirements of the Australian professional accounting bodies.

A member of Ernst & Young Global Limited	TD:AF:WF:046
Liability limited by a scheme approved under Professionl Standards Legislation

Opinion

In our opinion, the combined financial report presents fairly, in all material respects, the combined financial position of the Broking Division as of 30 June 2013, 30 June 2012 and 30 June 2011 and its financial performance and cash flows for the three years then ended in accordance with the accounting policies described in Note 2 to the combined financial statements.

Basis of Accounting

Without modifying our opinion, we draw attention to Note 2 to the combined financial report which describes the basis of accounting. As the Broking Division has not operated as a separate entity, these combined financial statements are therefore not necessarily indicative of results that would have occurred if the Broking Division had been a separate stand-alone entity during the years presented or of future results of the Broking Division. The combined financial report is prepared to assist the Broking Division to meet the requirements of a contemplated carve-out transaction. As a result the combined financial report may not be suitable for another purpose.

/s/ Ernst & Young

Ernst & Young

7 April 2014

A member of Ernst & Young Global Limited	TD:AF:WF:046
Liability limited by a scheme approved under Professionl Standards Legislation